SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 3, 2008, Thornburg Mortgage, Inc. (the “Company”) issued a Press Release in which it announced recent material developments to its outstanding borrowings position that it had previously announced for the year ended December 31, 2007. A press release discussing these events is filed as Exhibit 99.1 to this report. Unless otherwise indicated or the context otherwise requires, all references below to “we,” “us,” or the “Company” refer to Thornburg Mortgage, Inc. and its subsidiaries.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, estimates and projections. Pursuant to those sections, we may obtain a “safe harbor” for forward-looking statements by identifying those statements and by accompanying those statements with cautionary statements, which identify factors that could cause actual results to differ from those expressed in the forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward looking statements. The words “believe,” “anticipate,” “intend,” “aim,” “expect,” “will,” “strive,” “target,” “project,” “estimate,” “have confidence,” and similar words identify forward-looking statements. Such statements are not guarantees of future performance, events or results and involve potential risks and uncertainties. Accordingly, our actual results may differ from our current expectations, estimates and projections. Important factors that may impact our actual results or may cause our actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf include, but are not limited to, changes in interest rates, changes in yields available for purchase on adjustable and variable rate mortgage assets, changes in the yield curve, changes in prepayment rates, changes in the supply of mortgage-backed securities and loans, changes in market prices for mortgage securities, our ability to obtain financing, the terms of any financing that we do obtain and other risk factors discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K. We do not undertake to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Recent Events

Beginning on February 14, 2008, there was once again a sudden adverse change in mortgage market conditions in general and more specifically in the valuations of mortgage securities backed by Alt-A mortgage loan collateral. As of February 15, 2008, our purchased adjustable-rate mortgage (“ARM”) securities included approximately $2.9 billion of super senior, credit-enhanced mortgage securities, all of which are currently rated “AAA” and backed by Alt-A mortgage collateral. We have not realized any credit losses on these mortgage securities to date, although the current value of these securities is uncertain. However, we have observed deterioration in the liquidity for these securities and increased difficulty in obtaining market prices. Accordingly, market valuations of these securities have decreased significantly since January 31, 2008, and as a result, we have been subject to margin calls on this collateral. As of February 27, 2008, we had met all margin calls, including margin calls received between February 14 and February 27, 2008 in an amount in excess of $300 million, on our reverse repurchase agreements, the substantial majority of which were related to the decline in valuations placed on these securities. However, after February 27, 2008 we saw further continued deterioration in prices of mortgage securities and we have incurred additional margin calls in an amount in excess of $270 million. As a result of margin calls prior to February 27, 2008, we have limited available liquidity to meet these recent margin calls as well as any future margin calls. Consequently, to date, we have not met the substantial majority of the most recent margin calls. On Thursday, February 28, 2008, one lender delivered a notice of event of default under a reverse repurchase agreement after we failed to satisfy a margin call in the amount of approximately $28 million. We have been continuing discussions with this lender, and the lender has not yet exercised its right to liquidate pledged collateral. To the extent that any other reverse repurchase agreement contains a cross-default provision, the related lender, which may be an underwriter or its affiliate, could declare an event of default at any time.

We are working to meet all of our outstanding margin calls within a timeframe acceptable to our lenders, by either selling portfolio securities or raising additional debt or equity capital. There is no assurance as to our ability to sell such assets in the current market at acceptable prices, or to raise additional capital. If we are unable to promptly liquidate assets and satisfy outstanding margin calls, our reverse purchase agreement counterparties, may declare an event of default and liquidate the pledged securities. Such an occurrence would have a material adverse effect on our ability to continue our business in the current manner.

Even if we are able to satisfy outstanding margin calls, there is no assurance that the value of our mortgage portfolio and derivatives portfolio will not decline further, that we will not experience a further decline in our book value, that lenders will not make additional margin calls, or that we will be able to satisfy additional margin calls, if any. Additionally, while we have maintained our financing lines, increasing those lines has become more difficult since February 14, 2008. Given the current uncertainty regarding these market conditions, we are unable to offer any additional factual information as to how changing market conditions will impact us other than to disclose what we are currently seeing in the mortgage market.

Mortgage security market valuations remain volatile, mortgage securities trading remains limited and mortgage securities financing markets remain challenging as the industry continues to report negative news. As a result, we expect to continue to operate with a historically low level of leverage and to continue to take actions that would support higher levels of liquidity and available cash.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Name of Exhibit
99.1	Press Release of Thornburg Mortgage, Inc., dated March 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: March 3, 2008	By:	/s/ Larry Goldstone
Larry Goldstone, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT
99.1	Press Release of Thornburg Mortgage, Inc., dated March 3, 2008.